UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2010

American Energy Fields, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-152023	26-1657084
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3266 W. Galveston Drive #101 Apache Junction, AZ	95120
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 288-6530

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

AMERICAN ENERGY FIELDS, INC.

TABLE OF CONTENTS

		Page
Item 1.01	Entry Into a Material Definitive Agreement	3
Item 3.02	Unregistered Sale of Equity Securities	3
Item 9.01	Financial Statements and Exhibits	4

Item 1.01  Entry into a Material Definitive Agreement.

On December 29, 2010,  American Energy Fields, Inc. (the “Company”) entered into subscription agreements (the “Agreements”) with certain investors (the “Investors”) whereby it sold an aggregate of 4,000,000 units (the “Units”) consisting of one share of the Company’s common stock (the “Common Stock”) and one five year warrant to purchase one additional share of common stock at an exercise price of $0.50 per share (the “Warrants”) for a per Unit price of $0.50 for an aggregate purchase price of $2,000,000 (the “Offering”).  As further consideration for the sale of the Units, the Company and the Investors entered into a registration rights agreement (the “Registration Rights Agreement”), pursuant to which the Company has agreed to file a “resale” registration statement with the Securities and Exchange Commission (“SEC”) covering all shares of the Company’s common stock included within the Units sold in the Offering and underlying any Warrants as well as the shares underlying the warrants issued to the placement agent.  We will maintain the effectiveness of the “resale” registration statement from the effective date until the later of; (i) the expiration date of the Warrants; (ii) the date on which the Warrants may be exercised on a "cashless" or "net exercise" basis; or (iii) the Cancellation Date (as defied in the Warrants), unless all securities registered under the registration statement have been sold or are otherwise able to be sold pursuant to Rule 144. We have agreed to use commercially reasonable efforts to have such “resale” registration statement declared effective by the SEC as soon as possible and, in any event, within 180 days after the final closing date of the Offering (the “Effectiveness Date”).

We are obligated to pay to investors in the Offering a fee of 1% per month of the investors’ investment, payable in cash, up to a maximum of 6%, for each month in excess of the Effectiveness Deadline that the registration statement has not been declared effective; provided, however, that the Company shall not be obligated to pay any such liquidated damages if the Company is unable to fulfill its registration obligations as a result of rules, regulations, positions or releases issued or actions taken by the SEC pursuant to its authority with respect to “Rule 415”, provided the Company registers at such time the maximum number of shares of common stock permissible upon consultation with the staff of the SEC.

As part of the Offering, on December 3, 2010, the Company sold an aggregate of 200,000 Units for an aggregate purchase price of $100,000, to Joshua Bleak, the Company’s President and Daniel Bleak, a director of the Company (See Current Report on Form 8-K, filed with the SEC on December 21, 2010).

In addition, in accordance with the terms of certain bridge notes (the “Bridge Notes”) issued to certain investors on October 15, 2010 and December 3, 2010 (See Current Report on Form 8-K, filed with the SEC on December 21, 2010), in the event the Company closed an equity investment in which the Company receives gross proceeds of at least $1,250,000 (the “Qualified Financing”), the holder will have the option to convert all or a portion of the outstanding principal of and accrued interest on such Bridge Note, on a dollar-for-dollar basis, into the Qualified Financing.  The Offering qualifies as a Qualified Financing and each holder of Bridge Notes was entitled to exchange the outstanding principal and interest amount of its Bridge notes for Units sold in the Offering.  Bridge Notes in the aggregate principal amount of $50,000 (plus $416.50 in accrued interest) converted into 100,833 Units in the Offering on December 29, 2010.

In connection with the Offering, the Company paid placement agent fees consisting of (i) $200,000 and (ii) a Warrant to purchase 800,000 shares of the Company’s common stock, with the same terms as the Warrants issued to the Investors.

The foregoing is not a complete summary of the terms of the offering described in this Item 1.01 and reference is made to the complete text of the Subscription Agreement, the Warrant and the Registration Rights Agreement, attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively.

Item 3.02  Unregistered Sales of Equity Securities.

As described in Item 1.01 above, which information that is required to be disclosed under this Item 3.02 is hereby incorporated by reference into this Item, on December 29, 2010, the Company issued and sold 4,000,000 Units, with each Unit consisting of one share of Common Stock and one Warrant.  Additionally, on December 29, 2010, 100,833 Units were issued upon the exchange of Bridge Notes in the aggregate principal amount of $50,000 plus accrued interest of $416.50.  The Units were all sold and/or issued only to “accredited investors,” as such term is defined in the Securities Act of 1933, as amended (the “Securities Act”) or pursuant to Regulation S promulgated under the Securities Act, were not registered under the Securities Act or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) or Rule 903 of Regulation S, as the case may be, under the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering.

Item 9.01  Financial Statements and Exhibits

(d)    Exhibits.

Exhibit No.	Description
10.1	Form of Subscription Agreement
10.2	Form of Warrant
10.3	Form of Registration Rights Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:   January 5, 2011

AMERICAN ENERGY FIELDS, INC.

By:	/s/ Joshua Bleak
Name: Joshua Bleak
Title: President

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Form of Subscription Agreement
10.2	Form of Warrant
10.3	Form of Registration Rights Agreement